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                                                                     Exhibit 5.1

                        [LETTERHEAD OF JONES & KELLER]

                               December 17, 2001

Tipperary Corporation
633 Seventeenth Street, Suite 1550
Denver, Colorado 80202

Gentlemen:

     We have acted as counsel for Tipperary Corporation (the "Company") in connection with a Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission. The Registration Statement relates to the proposed public offer and sale of up to 963,000 shares of outstanding Common Stock, $.02 par value (the "Shares"), held by the shareholders listed in the Registration Statement.

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

     We have examined the Articles of Incorporation, as amended, of the Company as filed with the Texas Secretary of State, the Bylaws of the Company, and the minutes of meetings and records of proceedings of the Board of Directors of the Company, the applicable laws of the State of Texas, and a copy of the Registration Statement.

     Based upon the foregoing, and having regard for such legal considerations as we deemed relevant, we are of the opinion that the Shares have been, or upon the proper exercise of outstanding warrants will be, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

                                             Very truly yours,

                                             /s/ JONES & KELLER, P.C.
                                             ------------------------
                                             JONES & KELLER, P.C.